Exhibit 10.1
Supplemental Agreement to the Capital Increase Agreement for Pixelworks Semiconductor Technology (Shanghai) Co., Ltd.

Supplemental Agreement
To
Capital Increase Agreement
For
Pixelworks Semiconductor Technology (Shanghai) Co., Ltd.

Date: November 30, 2021

Supplemental Agreement

This Supplemental Agreement (hereinafter referred to as “this Agreement”) is executed effective November 30, 2021, among the following parties in Pudong New District, Shanghai:

1、Shanghai MTM Equity Investment Fund Partnership (L.P.), a limited liability partnership enterprise duly incorporated and validly existing in accordance with Chinese laws (“MTM” or “Capital Contributor I”)
Address: 3303-3306, S2, BFC, No.600 Zhongshan Road(E-2), Huangpu District, Shanghai
Unified Social Credit Code: 91310000MA1FL4N12P

2、Qingdao MTM Venture Capital Partnership (L.P.), a limited liability partnership enterprise duly incorporated and validly existing in accordance with Chinese laws (“MTM Venture Capital” or “Capital Contributor II”)
Address: 1006, East Wing, Fenghui Times Building, Taipingqiao Street, Xicheng District, Beijing
Unified Social Credit Code: 91370281MA94CA9U2Q

3、Hangzhou Canaan Creative Information Technology Limited, a limited liability company duly incorporated and validly existing in accordance with Chinese laws
(“Canaan” or “Capital Contributor III”)
Address: Room 603-2,6/F, China Resources Building A Shangcheng District, Hangzhou, China
Unified Social Credit Code: 913301040648566680

Supplemental Agreement to the Capital Increase Agreement for Pixelworks Semiconductor Technology (Shanghai) Co., Ltd.
4、VeriSilicon Microelectronics (Shanghai) Co., Ltd, a joint-stock company duly incorporated and validly existing in accordance with Chinese laws (“VeriSilicon” or “Capital Contributor Ⅳ”)
Address: 20 / F, Zhangjiang Building, 560 Songtao Road, Pudong New area, Shanghai，China
Unified Social Credit Code: 91310115703490552J

5、Ting Xin Lan (Shanghai) Management Consulting Partnership (Limited Partnership), a partnership enterprise duly incorporated and validly existing in accordance with Chinese laws (“Ting Xin Lan” or “Capital Contributor Ⅴ”)
Address: Building C, No. 888, Huanhu West 2nd Road, Lin-gang Special Area of China (Shanghai) Pilot Free Trade Zone
Business Certificate: 91310000MA1H3TK15G

6、Xuan Xin Miao (Shanghai) Management Consulting Partnership (Limited Partnership), a partnership enterprise duly incorporated and validly existing in accordance with Chinese laws (“Xuan Xin Miao” or “Capital Contributor Ⅵ”)
Address: Building C, No. 888, Huanhu West 2nd Road, Lin-gang Special Area of China (Shanghai) Pilot Free Trade Zone
Business Certificate: 91310000MA1H3ULA80

7、Yi Xin Ran (Shanghai) Management Consulting Partnership (Limited Partnership), a partnership enterprise duly incorporated and validly existing in accordance with Chinese laws (“Yi Xin Ran” or “Capital Contributo Ⅶ”)
Address: Building C, No. 888, Huanhu West 2nd Road, Lin-gang Special Area of China (Shanghai) Pilot Free Trade Zone
Business Certificate: 91310000MA1H3U352P

8、Chunhe Hong Kong Limited
A Hong Kong corporation，company number 3054988(“Chunhe HK” or“Capital Contributor Ⅷ”)
Address: Rooms 1101-04 38 Gloucester Road Hong Kong

9、Beijing E-town Changhou Display Chip Venture Capital Center (Limited Partnership), a partnership enterprise duly incorporated and validly existing in accordance with Chinese laws (“E-town Changhou” or “Capital Contributor Ⅸ”)
Address: Room D1205 of CATIC Plaza, Beijing BDA Ronghua Road No.15.
United Social Credit Code: 91110302MA01FR644U

10、PIXELWORKS SEMICONDUCTOR TECHNOLOGY COMPANY, LLC., An American limited liability company, registration number 237548-98 (“Founding Shareholder”)
Address: 16760 SW Upper Boones Ferry Road， Suite 101， Portland,
Oregon, 97229，USA.

11、Pixelworks Semiconductor Technology (Shanghai) Co., Ltd., a limited liability company duly incorporated and validly existing in accordance with Chinese laws (“Company” or “Target Company”)
Address: 17 Floor No.1 Sandhill Plaza 2290 Zuchongzhi Road, Pudong New District, Shanghai, China
United Social Credit Code: 913100007696958760

WHEREAS:

Supplemental Agreement to the Capital Increase Agreement for Pixelworks Semiconductor Technology (Shanghai) Co., Ltd.
1、As of the date of this Agreement, the Target Company is a legally existing limited liability company and the Capital Contributors are shareholders of the Target Company.

2、The Capital Contributors, the Target Company and the Founding Shareholder dated August 6, 2021 in Pudong New Area, Shanghai executed Capital Increase Agreement For Pixelworks Semiconductor Technology (Shanghai) Co., Ltd. ("Capital Increase Agreement").

3、The Target Company intends to apply for IPO (initial public offering) and listing on the Shanghai Stock Exchange, Shenzhen Stock Exchange or other securities exchange markets agreed by all parties（hereinafter referred to as the "Qualified Listing"）

In order to smoothly promote the implementation of the Qualified Listing, the parties have reached the following supplementary agreement on the terms to be adjusted in the Capital Increase Agreement after friendly negotiations：

I. Amendment to the redemption clause of the capital increase agreement
1、Article 2.8 of the Capital Increase Agreement originally read：“Redemption Obligation. In case that any of the following occurs: (a) the Target Company failed to consummate the Qualified Listing before June 30th, 2024, or (b) prior to consummation of the Qualified Listing. The Founding Shareholder and / or the Target Group have seriously violated the relevant representations, warranties, agreements, commitments and obligations under this agreement (including but not limited to the restructuring plan in serious violation of Appendix I to this Agreement), such that if left unresolved it would prevent the Qualified Listing from consummating before June 30, 2024, the Capital Contributor has the right to request the Company and/or Founding Shareholder to repurchase all or part of the Target Company’s equity held by Capital Contributor at the original subscription price of the equity plus 3% annual interest per year (From the date of closing day).”
Now adjusted to：“Redemption Obligation. In case that any of the following occurs: (a) the Target Company failed to consummate the Qualified Listing before June 30th, 2024, or (b) prior to consummation of the Qualified Listing, the Founding Shareholder and/or the Target Group have seriously violated the relevant representations, warranties, agreements, commitments and obligations under this agreement (including but not limited to the restructuring plan in serious violation of Appendix I to this Agreement), such that if left unresolved it would prevent the Qualified Listing from consummating before June 30, 2024, the Capital Contributor has the right to request the affiliate（excluding the Target Company and its

Supplemental Agreement to the Capital Increase Agreement for Pixelworks Semiconductor Technology (Shanghai) Co., Ltd.
subsidiaries）designated by the Founding Shareholder (such designation shall be completed within 15 days after the Capital Contributor make a request of repurchasing) and approved by the Capital Contributor, to repurchase all or part of the Target Company’s equity held by Capital Contributor at the original subscription price of the equity.”

2、The right stated in the above redemption clause shall suspend on the date when the Target Company files the listing registration application document with the China Securities Regulatory Commission (“CSRC”)/Stock Exchange in support of a Qualified Listing. It shall remain suspended while the application is under review and shall terminate on the date the application is approved. If during the period of suspension the Target Company withdraws the application, or if the application is finally rejected by the authorized department, the redemption right shall return effective the later of the date of the withdrawal/rejection or June 30, 2024.

II. Amendment to the paragraph (2) of Appendix I Commitment after closing of the Capital Increase Agreement
The paragraph (2) of Appendix I Commitment after closing of the Capital Increase Agreement originally read：“Before December 31, 2021, the Target Company completes the establishment of a new representative office in Taiwan, China ("Taiwan") and acquires all of the assets, business operations and employees of Pixelworks Semiconductor Technology (Taiwan), Inc. ("PWTW") and obtains all necessary governmental approvals and internal or other third parties’ examination and approval work and consents in connection therewith (the "New Taiwan Representative Office")”：
Now adjusted to：“Before December 31, 2021, the Target Company enters into an intercompany agreement with Pixelworks Semiconductor Technology (Taiwan), Inc. (“PWTW”), under which PWTW is to provide continuous services to the Target Company to ensure the smooth operation of the Target company's Taiwan business, for a period of not less than five years.”

III. This Agreement shall become effective after it is signed by all parties to this Agreement (in the case of natural persons) or chopped (in the case of non-natural persons). After this Agreement enters into effect, it shall become an integral part of the Capital Increase Agreement and shall have the same legal effect as the Capital Increase Agreement. Matters not agreed to be amended in this Agreement or not covered by this Agreement shall be executed in accordance with the Capital Increase Agreement.

Supplemental Agreement to the Capital Increase Agreement for Pixelworks Semiconductor Technology (Shanghai) Co., Ltd.
Ⅳ. This Agreement shall be governed by and construed in accordance with the Chinese laws, and any dispute arising from this Agreement shall be handled in accordance with the dispute resolution method agreed in the Capital Increase Agreement.

Ⅴ. This Agreement is in 15 copies. The Target Company shall hold 5 copies and each of the other parties shall hold 1 copy each. This Agreement is written in both English and Chinese. In case of any discrepancy between the English and Chinese versions, the Chinese version shall prevail.

(No text below. Signature pages follow.)